Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Equity Incentive Plan of 3SBio Inc. of our reports dated June 25, 2010, with respect to the consolidated financial statements of 3SBio Inc., and the effectiveness of internal control over financial reporting of 3SBio Inc., included in its Annual Report (Form 20-F) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Ernst & Young Hua Ming

Beijing, People’s Republic of China

November 22, 2010